Exhibit 99.1

Ooma Reports Second Quarter Fiscal 2017 Financial Results

- Record revenue of $25.5 million; up 21% year-over-year

- Subscription and services revenue of $22.4 million; up 28% year-over-year

Palo Alto, California –Tuesday August 30, 2016 - Ooma, Inc. (NYSE: OOMA), a leading smart communications platform for small businesses and consumers, today released financial results for the fiscal second quarter ended July 31, 2016.

Second Quarter Fiscal 2017 Financial Highlights:

•

Revenue: Total revenue of $25.5 million, up 21% year-over-year. Subscription and services revenue increased 28% year-over-year to $22.4 million, and was 88% of total revenue. Product and other revenue decreased 17% year-over-year to $3.1 million, and was 12% of total revenue.

•

Net Loss: GAAP net loss was $3.3 million, or $0.19 per basic and diluted share, compared to GAAP net loss of $3.4 million, or $0.80 per basic and diluted share, in the second quarter of fiscal 2016. Non-GAAP net loss was $0.9 million, or $0.05 per basic and diluted share, compared to non-GAAP net loss of $2.5 million, or $0.58 per basic and diluted share, in the second quarter of fiscal 2016.

For more information about non-GAAP net loss, see the section below titled “Non-GAAP Financial Measures” and the reconciliation from GAAP net loss in this release.

“I’m very pleased to report that Q2 was another strong quarter for Ooma,” said Eric Stang, chief executive officer of Ooma. “We are executing well on our key initiatives, and are particularly pleased by the growth of Ooma Office which was up more than 60% over the prior year quarter. We are actively investing to expand the power of the Ooma platform and introduce new products and services to capitalize on a very large market opportunity. Given the sizeable market opportunity our commitment to innovation, we believe we can continue to achieve significant revenue growth while also improving our bottom line.”

Recent Business Highlights:

•	Launched Ooma Office for Mobile, a cloud-based phone service that allows small business owners to run their business solely from their mobile phones.
•	Announced Ooma Office Partner Program to enable resellers to market and sell our award winning Ooma Office platform.
•	Upgraded the capabilities of our Blacklist feature to provide the most aggressive defense against unwanted callers.
•	Increased capacity of Personal Blacklist feature, combined with Community Blacklist and Expanded Blacklist, providing the most aggressive defense against unwanted callers.
•	Introduced New World Plus Plan to expand international calling options.
•	Announced Talkatone now provides consumers the ability to block unwanted calls and texts.
•	Appointed Susan Butenhoff to the board of directors. Butenhoff has 30 years of public relations experience assisting major multinational companies in communications and brand strategy.

Business Outlook:

For the third quarter fiscal 2017, Ooma expects to report:

•	Total revenue between $26.5 million to $27.5 million.
•	GAAP net loss is expected to be in the range of $3.2 million to $3.7 million, and non-GAAP net loss is expected to be in the range of $0.7 million to $1.0 million.
•

GAAP net loss per share is expected to be in the range of $0.18 to $0.21, and non-GAAP net loss per share in the range of $0.04 to $0.06 based on approximately 17.7 million basic and diluted weighted average common shares outstanding.

For the full fiscal year 2017, Ooma expects to report:

•	Total revenue in the range of $104.0 million to $107.0 million.
•	GAAP net loss is expected to be in the range of $13.6 million to $14.9 million, and non-GAAP net loss in the range of $3.5 million to $4.5 million.
•

GAAP net loss per share is expected to be in the range of $0.77 to $0.84, and non-GAAP net loss per share in the range of $0.20 to $0.25, based on approximately 17.6 million basic and diluted weighted average common shares outstanding.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted earnings per share to non-GAAP basic and diluted earnings per share guidance for the fiscal third quarter ending October 31, 2016 and for the fiscal year ending January 31, 2017:

Reconciliation of GAAP Net Loss and GAAP Basic and Diluted Net Loss per Share Guidance to

Non-GAAP Net Loss and Non-GAAP Basic and Diluted Net Loss per Share Guidance

(In millions, except per share data)

Projected range
	Three Months Ending	Fiscal Year Ending
	October 31, 2016	January 31, 2017
(unaudited)
GAAP Net Loss	($3.2)-($3.7)	($13.6)-($14.9)
Stock-based compensation expense and related taxes	2.4-2.6	9.7-10.0
Amortization of intangibles	0.1	0.4
Non-GAAP Net Loss	($0.7)-($1.0)	($3.5)-($4.5)

Basic and Diluted Net Loss per Share on a GAAP basis	($0.18)-($0.21)	($0.77)-($0.84)
Stock-based compensation expense and related taxes	0.13-0.14	0.55-0.57
Amortization of intangibles	0.01	0.02
Basic and Diluted Net Loss per Share on a Non-GAAP basis	($0.04)-($0.06)	($0.20)-($0.25)
Weighted-average number of shares used in per share amounts:
Basic and diluted	17.70	17.60

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, August 30, 2016. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (888)-312-3048, using conference code 2299406. International parties can access the call by dialing +1 (719)-325-2244, using conference code 2299406.

The webcast will be accessible on Ooma’s investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Tuesday, September 6, 2016. To access the replay, parties in the United States and Canada should call +1 (888)-203-1112 and enter conference code 2299406. International parties should call + 1 (719)-457-0820 and enter conference code 2299406.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense, amortization of intangibles, the change in fair value of our acquisition-related contingent consideration, change in fair value of warrants and write-off of non-cash deferred debt issuance costs.

These non-GAAP financial measures are presented to enhance investors’ understanding of the results of Ooma’s core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. In particular, this press release includes forward looking statements regarding continued growth of our subscriber base, the strength and quality of our SaaS platform, our competitive advantage serving small business, home and mobile customers, and improvement in our financial performance. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Annual Report Form 10-K for the year ended January 31, 2016, filed with the SEC on April 13, 2016. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony and other connected services. Ooma combines PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The Company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available in stores and online from leading retailers. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

CONTACT:

Investor Relations:

Cynthia Hiponia or Erin Rheaume

The Blueshirt Group for Ooma, Inc.

ir@ooma.com

(650) 300-1480

Public Relations:

Brian Jaquet

Ooma, Inc.

Brian.Jaquet@ooma.com

(650) 300-2125

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	July 31,	January 31,
	2016	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,712	$27,413
Short-term investments	47,126	27,991
Accounts receivable, net	4,478	5,609
Inventories	4,564	5,011
Deferred inventory costs	2,037	2,013
Prepaid expenses and other current assets	1,637	1,318
Total current assets	66,554	69,355

Property and equipment, net	4,478	4,291
Intangible assets, net	703	885
Goodwill	1,117	1,117
Other assets	307	888
Total assets	$73,159	$76,536

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,493	$4,786
Accrued expenses	10,805	13,010
Short-term capital lease	—	632
Deferred revenue	15,134	15,036
Total current liabilities	31,432	33,464

Other liabilities	225	182
Total liabilities	$31,657	33,646

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	113,562	107,679
Accumulated comprehensive income	42	17
Accumulated deficit	(72,104)	(64,808)
Total stockholders' equity	41,502	42,890
Total liabilities and stockholders' equity	$73,159	$76,536

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue:
Subscription and services	$22,417	$17,449	$43,907	$33,025
Product and other	3,077	3,687	6,046	7,963
Total revenue	25,494	21,136	49,953	40,988

Cost of revenue:
Subscription and services	7,444	6,310	14,715	11,934
Product and other	3,501	3,583	7,040	7,790
Total cost of revenue	10,945	9,893	21,755	19,724
Gross profit	14,549	11,243	28,198	21,264

Operating expenses:
Sales and marketing	8,578	6,813	16,673	12,708
Research and development	5,839	4,284	11,580	8,381
General and administrative	3,545	3,206	7,400	6,167
Total operating expenses	17,962	14,303	35,653	27,256
Loss from operations:	(3,413)	(3,060)	(7,455)	(5,992)
Other income (expense):
Interest income (expense), net	100	(607)	164	(892)
Change in fair value of warrants	—	274	—	(442)
Other (expense) income, net	(27)	(10)	(5)	(12)
Net loss	$(3,340)	$(3,403)	$(7,296)	$(7,338)

Net loss per share of common stock:
Basic and diluted	$(0.19)	$(0.80)	$(0.42)	$(2.14)
Weighted-average number of shares used in per share amounts:
Basic and diluted	17,280,985	4,233,193	17,180,671	3,422,521

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(3,340)	$(3,403)	$(7,296)	$(7,338)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,399	738	4,873	1,289
Depreciation and amortization	433	354	822	670
Amortization of intangibles	85	98	182	197
Write-off of non-cash deferred debt issuance costs	—	332	—	332
Other non-cash (income) expense, net	(3)	20	(3)	64
Change in fair value of acquisition-related contingent consideration	—	43	—	124
Change in fair value of warrant liability	—	(274)	—	442
Changes in operating assets and liabilities:
Accounts receivable, net	544	(2,456)	1,131	(529)
Inventories	(656)	1,055	447	860
Deferred inventory costs	(196)	(753)	(24)	558
Prepaid expenses and other assets	327	(221)	217	(178)
Accounts payable and accrued expenses	286	1,188	(1,087)	3,293
Other liabilities	(2)	(454)	(22)	(62)
Deferred revenue	784	1,712	176	(372)
Net cash provided by (used in) operating activities	661	(2,021)	(584)	(650)
Cash flows from investing activities:
Purchases of short-term investments	(13,855)	—	(33,115)	—
Proceeds from maturity of short-term investments	8,450	—	10,950	—
Proceeds from sale of short-term investments	3,016	—	3,016	—
Purchases of property and equipment	(709)	(458)	(1,030)	(866)
Net cash used in investing activities	(3,098)	(458)	(20,179)	(866)
Cash flows from financing activities:
Proceeds from initial public offering, net	—	59,301	—	58,848
Proceeds from Series Beta preferred stock, net	—	—	—	5,000
Repayment of debt and capital leases	—	(10,760)	(628)	(11,294)
Payment of acquisition related earn-out	—	—	(100)	(475)
Payment of preferred warrant liability	—	(584)	—	(584)
Proceeds from issuance of common stock related to warrants and employee stock benefit plans	167	60	790	61
Net cash provided by financing activities	167	48,017	62	51,556
Net (decrease) increase in cash and cash equivalents	(2,270)	45,538	(20,701)	50,040
Cash and cash equivalents at beginning of period	8,982	13,635	27,413	9,133
Cash and cash equivalents at end of period	$6,712	$59,173	$6,712	$59,173

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue	$25,494	$21,136	$49,953	$40,988
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP Gross Profit	$14,549	$11,243	$28,198	$21,264
Stock-based compensation expense	243	65	478	123
Amortization of intangibles	42	41	82	82
Non-GAAP Gross Profit	$14,834	$11,349	$28,758	$21,469

Gross Margin on a GAAP basis	57%	53%	56%	52%
Gross Margin on a Non-GAAP basis	58%	54%	58%	52%

Reconciliation of Operating Loss on a GAAP Basis to Operating Loss on a Non-GAAP Basis:
GAAP Operating Loss	$(3,413)	$(3,060)	$(7,455)	$(5,992)
Stock-based compensation expense	2,399	738	4,873	1,289
Amortization of intangibles	85	98	182	197
Change in fair value of acquisition-related contingent consideration	—	43	—	124
Non-GAAP Operating Loss	$(929)	$(2,181)	$(2,400)	$(4,382)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP Net Loss	$(3,340)	$(3,403)	$(7,296)	$(7,338)
Stock-based compensation expense	2,399	738	4,873	1,289
Amortization of intangibles	85	98	182	197
Change in fair value of acquisition-related contingent consideration	—	43	—	124
Change in fair value of warrants	—	(274)	—	442
Write-off of non-cash deferred debt issuance costs	—	332	—	332
Non-GAAP Net Loss	$(856)	$(2,466)	$(2,241)	$(4,954)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and Diluted Net Loss per share on a GAAP Basis	$(0.19)	$(0.80)	$(0.42)	$(2.14)
Stock-based compensation expense	0.14	0.17	0.28	0.37
Amortization of intangibles	—	0.02	0.01	0.05
Change in fair value of acquisition-related contingent consideration	—	0.01	—	0.04
Change in fair value of warrants	—	(0.06)	—	0.13
Write-off of non-cash deferred debt issuance costs	—	0.08	—	0.10
Basic and Diluted Net Loss per share on a Non-GAAP Basis	$(0.05)	$(0.58)	$(0.13)	$(1.45)

Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(3,340)	$(3,403)	$(7,296)	$(7,338)
Reconciling items:
Interest and other (income) expense, net	(73)	285	(159)	572
Depreciation and amortization	387	354	734	670
Amortization of intangibles	85	98	182	197
Stock-based compensation expense	2,399	738	4,873	1,289
Change in fair value of acquisition-related contingent consideration	—	43	—	124
Change in fair value of warrants	—	(274)	—	442
Write-off of non-cash deferred debt issuance costs	—	332	—	332
Adjusted EBITDA	$(542)	$(1,827)	$(1,666)	$(3,712)